EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Electro Scientific Industries, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 33-58292, 33-65477, 333-35927, 333-84552 and 333-88727 on Form S-3 and
registration statement Nos. 2-91731, 33-2623, 33-2624, 33-34098, 33-37148,
33-46970, 33-70584, 33-63705, 333-16485, 333-16487, 333-29513, 333-35917,
333-46443, 333-55060, 333-67356 and 333-88411 on Form S-8 of Electro Scientific
Industries, Inc. of our report dated July 3, 2002, except for Note 1 as to which the date is August 8, 2003, with respect to the consolidated balance sheet of Electro Scientific Industries, Inc. as of June 1, 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended June 1, 2002, which report appears in the June 1, 2002, annual report on Form 10-K/A of Electro Scientific Industries, Inc.

As indicated in Note 1 to these consolidated financial statements, the Company has restated its consolidated financial statements as of and for the year ended June 1, 2002.

/s/ KPMG LLP
Portland, Oregon

August 8, 2003